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                                                                     Exhibit 5.1




                     [SUNDSTRAND CORPORATION LETTERHEAD]



                                            February 6, 1996



      Sundstrand Corporation
      4949 Harrison Avenue
      Rockford, Illinois  61125


         RE:  Sundstrand Corporation Registration
              Statement on Form S-3


      Gentlemen:

           As the Vice President and General Counsel of Sundstrand Corporation, a Delaware corporation (the "Company"), I have reviewed the corporate proceedings (the "Corporate Proceedings") taken and to be taken to authorize the execution and delivery by the Company of an indenture (the "Indenture") to be dated as of the date of execution thereof with M&I First National Bank as Trustee, providing for the issuance of debt securities (the "Debt Securities") of the Company.

           I have examined and am familiar with the Certificate of Incorporation of the Company and its By-Laws, both as amended and/or restated. I have also examined the proposed form of the Indenture, and such other documents, records and certificates of the Company as I consider necessary for the purpose of this opinion.

           Based on the foregoing I am of the opinion that:

           1. The Company is a corporation duly organized under the laws of Delaware, is validly existing, and has the power and authority to execute and deliver the Indenture and, subsequently, to sell the Debt Securities;

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      Sundstrand Corporation
      Registration Statement on Form S-3
      February 6, 1996
      Page Two


           2. Upon completion of the Corporate Proceedings, the execution and delivery of the Indenture and the issuance of the Debt Securities will have been validly authorized on behalf of the Company, and when the Indenture shall have been duly executed and delivered, the Indenture will constitute a valid, binding and enforceable obligation of the Company in accordance with its terms, except as enforcement of provisions thereof may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors' rights;

           3. The Debt Securities, when executed, manually or in facsimile, by the proper officers of the Company and under its corporate seal, or a facsimile thereof, and authenticated by the Trustee under the Indenture, and issued and sold and paid for in accordance with the Corporate Proceedings, will constitute legally issued, valid, binding and enforceable obligations of the Company in accordance with their terms, except as enforcement of provisions thereof may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors' rights, and will be entitled to the benefits of the Indenture.

           I hereby consent to the use of my name under the caption "Legal Opinions" in the Prospectus constituting a part of the Registration Statement of the Company under the Securities Act of 1933 relating to the Debt Securities and to the filing of this opinion as an exhibit to such Registration Statement.

                                           Sincerely,

                                           /s/ Richard M. Schilling


                                           Richard M. Schilling